                                                                      EXHIBIT 15

LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549


We are aware that our report dated October 24, 2003 on our review of the interim financial information of Blue Valley Ban Corp for the periods ended September 30, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in Registration Statement 333-46022. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                   /s/ BKD, LLP



Kansas City, Missouri
October 24, 2003